As filed with the Securities and Exchange Commission on _________, 1997

                                                   Registration No. 333-_______



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  EMBREX, INC.
             (Exact name of registrant as specified in its charter)
     NORTH CAROLINA                                          56-1469825
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification No.)
                                1035 SWABIA COURT
                          DURHAM, NORTH CAROLINA 27703
                                 (919) 941-5185
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               RANDALL L. MARCUSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  EMBREX, INC.
                                1035 SWABIA COURT
                          DURHAM, NORTH CAROLINA 27703
                                 (919) 941-5185
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ----------------
                                    COPY TO:
                              GERALD F. ROACH, ESQ.
                            SMITH, ANDERSON, BLOUNT,
                      DORSETT, MITCHELL & JERNIGAN, L.L.P.
                         2500 FIRST UNION CAPITOL CENTER
                          RALEIGH, NORTH CAROLINA 27601
                                 (919) 821-1220
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

    --------------------------------------------------------


                                                                  PROPOSED           PROPOSED
                                                                  MAXIMUM            MAXIMUM
    TITLE OF EACH CLASS                     AMOUNT TO BE        OFFERING PRICE        AGGREGATE               AMOUNT OF
 OF SECURITIES TO BE REGISTERED              REGISTERED           PER SHARE        OFFERING PRICE         REGISTRATION FEE

------------------------------------------  --------------    ----------------     -----------------    -------------------

Common Stock, par value $.01 per share (1).......34,320 SHARES     $6.6875(2)         $229,515.00                $69.55
Common Stock, par value $.01 per share (3).......31,578 SHARES(4)  $  9.01(5)         $284,517.78                $86.22

----------------------------------------------------------------------------------------------------------------------------


(1) Covers shares of Common Stock owned by certain selling stockholders which may be offered from time to time by the selling stockholders after the effective date of this Registration Statement.

(2) Based upon the average of the reported high and low prices of the Common Stock as reported by the Nasdaq Stock Market on July 17, 1997, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

(3) Covers shares of Common Stock reserved for issuance upon exercise of the Aberlyn Warrants (as defined below).

(4) Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions as contained in the Aberlyn Warrants as permitted by Rule 416 under the Securities Act of 1933, as amended.

(5) Based upon the exercise price for each share of Common Stock issuable upon exercise of the Aberlyn Warrants in accordance with Rule 457(g) under the Securities Act of 1933, as amended.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

==============================================================================

                                EXPLANATORY NOTE

         This Registration Statement (the "Registration Statement") contains two prospectuses: one relating to the offering by certain stockholders of Embrex, Inc. (the "Company") of 34,320 shares of the common stock, par value $.01 per share ("Common Stock"), of the Company currently outstanding (the "Stockholder Offering Prospectus") and one relating to the offering by the Company of 31,578 shares (subject to adjustment) of Common Stock that are reserved by the Company for issuance upon the exercise of certain outstanding warrants to purchase Common Stock (the "Company Offering Prospectus"). The Stockholder Offering Prospectus is set forth in full beginning on the next page. The Company Offering Prospectus is set forth in full immediately after the Stockholder Offering Prospectus and before Part II of the Registration Statement.

                                  EMBREX, INC.


                                  34,320 SHARES

                     COMMON STOCK, PAR VALUE $.01 PER SHARE

                              ---------------------

     The shares offered hereby (the "Shares") consist of 34,320 shares of common stock, par value $.01 per share (the "Common Stock"), of Embrex, Inc., a North Carolina corporation ("Embrex" or the "Company"), which are owned by the selling stockholders listed herein under "Selling Stockholders" (collectively, the "Selling Stockholders"). The Shares were acquired from Embrex by the Selling Stockholders in exchange for the transfer to Embrex of substantially all of the assets of Agrimatic Corporation ("Agrimatic") in accordance with an Agreement and Plan of Reorganization, dated May 27, 1997 (the "Agrimatic Agreement") between Embrex, Agrimatic and certain of the shareholders of Agrimatic. See "Selling Stockholders."

     The Shares may be offered from time to time by the Selling Stockholders after the date of this Prospectus. The Company shall pay all expenses in connection herewith, except that each Selling Stockholder shall pay any commissions, discounts, or other fees payable to broker-dealers in connection with any sale of the Shares, as well as legal and accounting fees and expenses incurred by the Selling Stockholders. None of the Shares have been registered prior to the filing of the Registration Statement of which this Prospectus is a part. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

     The Selling Stockholders have not advised Embrex of any specific plans for the distribution of the Shares covered by this Prospectus other than as described herein, but it is anticipated that the Shares will be sold from time to time primarily in transactions (which may include block transactions) on the Nasdaq National Market of the Nasdaq Stock Market (the "Nasdaq National Market") at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. The Selling Stockholders and the brokers and dealers through whom sales of the Shares may be made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and their commissions or discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."

SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SHARES.

     The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "EMBX." On July 21, 1997, the last reported sale price of the Common Stock was $6.8125 per share.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------


                 THE DATE OF THIS PROSPECTUS IS _________, 1997

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") (File No. 340-19495) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         1. the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A;

         2. the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

         3.    the Company's Current Report on Form 8-K dated January 28, 1997;

         4. the description of the Company's Common Stock contained in its Registration Statement on Form 8-A as filed with the Commission on August 27, 1991;

         5. all other documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the Shares.

         Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

         Embrex hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents and information that have been incorporated by reference herein (not including exhibits thereto unless such exhibits are specifically incorporated by reference into the information incorporated herein). Such documents and information are available upon request from the Company, 1035 Swabia Court, Durham, North Carolina 27703, Attention: Investor Relations; Telephone: (919) 941-5185.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be inspected and copied at the Public Reference Facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511; copies of such materials may be obtained at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of such materials also may be obtained from the web site that the Commission maintains at http://www.sec.gov. Quotations relating to the Company's Common Stock appear on the Nasdaq National Market and such reports, proxy statements and other information concerning the Company also can be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1506.

         The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information, reference hereby is made to the Registration Statement.


                                   THE COMPANY

         Embrex was incorporated in North Carolina in May 1985 and has developed and commercialized the INOVOJECT(R) system, a proprietary, automated, in-the-egg (or "IN OVO") injection system that eliminates the need for manual vaccination of newly hatched broiler chicks. Embrex also is developing and marketing patented pharmaceutical and biological products to improve bird health, reduce bird production costs and provide other economic benefits to the poultry industry. The Company's principal executive offices are located at 1035 Swabia Court, Durham, North Carolina 27703, and its telephone number is (919) 941-5185.


                                  RISK FACTORS

         INFORMATION SET FORTH OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT, WHICH REPRESENT THE COMPANY'S REASONABLE JUDGMENT CONCERNING THE FUTURE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL OPERATING RESULTS AND FINANCIAL POSITION TO DIFFER MATERIALLY. SUCH FORWARD-LOOKING STATEMENTS ARE FURTHER QUALIFIED BY THE IMPORTANT FACTORS SET FORTH BELOW.

DEPENDENCE ON CERTAIN CUSTOMERS

         The Company's revenues are highly dependent on expenditures by the poultry producing industry. The Company's operations could be materially and adversely affected by a general economic decline in this industry. The Company has in the past derived, and may in the future derive, a significant portion of its revenues from a relatively limited number of customers. In 1996, two customers (Tyson Foods, Inc. and Perdue Farms, Inc.) accounted for approximately 33% and 11%, respectively, of the Company's consolidated revenues. The Company also has experienced such concentration in the current year and is likely to do so in future years. The loss of any such customer could materially adversely affect the Company's revenues.

POSSIBLE NEED FOR ADDITIONAL FINANCING

         From its inception in May 1985 through March 31, 1997, Embrex had cumulative operating losses (accumulated deficit) of $40.4 million. Until the first quarter of 1996, Embrex had incurred operating losses since its inception. Although the Company has been profitable since the first quarter of 1996, there can be no assurance that Embrex will continue to operate profitably.

         The ability of Embrex to attain revenues sufficient to meet its cash requirements for operations is dependent upon continued market acceptance of the INOVOJECT(R) system on lease terms acceptable to Embrex and on the successful development and commercialization of additional products. The extent of the Company's future revenues, if any, derived from INOVOJECT(R) fees is subject to many variables such as whether additional agreements for INOVOJECT(R) systems are reached, the timing of any agreements, whether existing or new installation schedules are met, and the extent to which customers use the INOVOJECT(R) system.

         Until the Company realizes revenues sufficient to satisfy its cash requirements, it will depend on its current cash and short-term investment balances and on access to external financing to meet its equipment, working capital and operating requirements. Although the Company anticipates that its existing funds, as well as revenues from operations and existing equipment financing lines, will be sufficient to sustain its existing operations for the foreseeable future, there are no assurances that such funds will be sufficient. If additional funds become necessary to sustain existing operations, the Company will be required to seek additional financing, and there can be no assurance that such financing will be obtainable or that, if available, such financing will be on terms favorable or acceptable to the Company. The Company may need additional financing in order to sustain its anticipated growth, in the event it does not generate revenues sufficient to satisfy its cash requirements for future growth. Obtaining additional financing for such purposes may be difficult or impossible, or financing may only be available on terms unfavorable or unacceptable to the Company.

EFFECT OF ECONOMIC FACTORS ON REVENUES

         The Company's revenues may be impacted by economic factors that are beyond the Company's control, such as fluctuations in the price of poultry feed and export demand for U.S. poultry products. A principal component of the Company's revenues is fees charged to customers for the number of eggs injected with the INOVOJECT(R) system. Rising poultry feed prices increase the production costs of commercial poultry producers and may cause them to reduce production which, in turn, could adversely impact the Company's revenues. Reduced demand for U.S. poultry products in markets outside the U.S. also could impact the Company's revenues adversely.

NO ASSURANCE OF MARKET ACCEPTANCE OR DEVELOPMENT OF NEW PRODUCTS

         Embrex's principal existing product, the INOVOJECT(R) system, has only been in full commercial use since 1993. The market acceptance of new technologies, including those of the Company, is subject to a number of factors, including the ability of the technology to meet potential customers' needs more effectively than competitive products or technologies and any concerns which may be associated with the use of new technology, such as reliability and maintenance.

         In addition to the presently marketed INOVOJECT(R) system, Embrex, both itself and together with collaborators, is developing vaccines for control of viral and parasitic diseases and products for health and performance modification which are in various stages of development. These products are subject to the risks inherent in the development of products based on innovative technologies and are subject to various regulatory approval requirements.

         Embrex has developed and commercialized a new technology using its proprietary viral neutralizing factor ("VNF(R)") which permits a single dose immunization of an egg embryo for the life of the bird. The Company markets a vaccine known as BURSAPLEX(TM) (formerly known as BDA-Blen) which uses Embrex's VNF(R). The vaccine has been approved by the United States Department of Agriculture ("USDA") for IN OVO and post-hatch use. However, BURSAPLEX(TM) has not yet been accepted in the market and there is no assurance that the product will be successfully marketed even if it is shown to be effective.

         The development and commercialization of additional new products will require substantial testing and development and regulatory approval.

GOVERNMENT REGULATION AND NEED FOR REGULATORY APPROVAL

         Although the use of the INOVOJECT(R) system is not subject to regulatory approval in the U.S., the research and development activities of Embrex as well as the investigation, manufacture and sale of poultry health and performance enhancement products are subject to regulation either by the USDA or the United States Food and Drug Administration ("FDA") and state and foreign agencies. Foreign agencies also may require approval of the INOVOJECT(R) system. The process of obtaining governmental approval is costly and at the USDA generally takes from one to three years and at the FDA five or more years. There can be no assurance that any future product that Embrex may develop will be approved by the USDA, the FDA or any other regulatory agency. Delays in obtaining regulatory approval may adversely affect the marketing of any products developed by Embrex and the ability of Embrex to receive product revenues and royalties. There can be no assurance that regulatory approvals for Embrex's future products will be obtained without lengthy delays, if at all.

         In June 1997, Embrex announced that Ft. Dodge Animal Health, a division of American Home Products, indicated that Ft. Dodge Animal Health's application for British regulatory approval of its Bursamune(TM) infectious bursal disease vaccine containing Embrex's VNF(R) was provisionally refused; however, the British authority requested that further data be supplied. There can be no assurance that British regulatory approval of Bursamune(TM) will be obtained, or that there will not be a lengthy delay prior to approval.

         Moreover, Embrex is, or may become, subject to various federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices and the use and disposal of hazardous substances used in conjunction with Embrex's research work. In addition, Embrex cannot predict the extent of governmental regulations which might have an adverse effect on the production and marketing of Embrex's products.

         Embrex has entered into and intends to continue to enter into licensing or joint development agreements pursuant to which costs associated with the regulatory approval process for some products are and will be borne by the licensees or joint developers. To the extent that Embrex is unable to generate sufficient funds from operations or enter into licensing or joint development agreements to develop products, it may not have the financial resources to complete the regulatory approval process with respect to all or any of the products currently under development. Products developed by Embrex may not be marketed commercially in any jurisdiction in which required approvals have not been obtained.

PATENTS AND PROPRIETARY RIGHTS

         Certain of Embrex's products and certain of the processes by which Embrex is able to produce its products are proprietary. Embrex has ownership rights to some of the technologies employed in these processes, and some are owned by others and exclusively licensed to Embrex. Embrex believes that patent protection of materials or processes it develops and any products that may result from Embrex's and licensors' research and development efforts are important to the possible commercialization of Embrex's products. The patent position of companies such as Embrex generally is highly uncertain and involves complex legal and factual questions. To date no consistent policy has emerged regarding the breadth of claims allowed in biotechnology patents. Accordingly, there can be no assurance that patent applications relating to Embrex's products or technology will result in patents being issued or that, if issued, the patents will afford protection against competitors with similar technology. Moreover, some patent licenses held by Embrex may be terminated upon the occurrence of certain events or become non-exclusive after a specified period. In addition, companies that obtain patents claiming products or processes that are necessary for or useful to the development of Embrex's products could bring legal actions against Embrex claiming infringement. Embrex is currently not the subject of any patent infringement claim. There can be no assurance that Embrex will have the financial resources necessary to enforce any patent rights it may hold. Also, Embrex may be required to obtain licenses from others to develop, manufacture or market its products. There can be no assurance that Embrex will be able to obtain such licenses on commercially reasonable terms or that the patents underlying the licenses will be valid and enforceable.

         Embrex also relies upon unpatented, proprietary technology, and no assurance can be given that others will not independently develop substantially equivalent proprietary information or techniques or properly gain access to Embrex's proprietary technology, or disclose such technology or that Embrex can meaningfully protect its rights in such unpatented proprietary technology.

         Embrex attempts and will continue to attempt to protect its proprietary materials and processes by relying on trade secret laws and non-disclosure and confidentiality agreements with its employees and certain other persons who have access to its proprietary materials or processes or who have licensing or research arrangements with Embrex. Despite these protections, no assurance can be given that others will not independently develop or obtain access to such materials or processes or that Embrex's competitive position will not be adversely affected thereby.

         In September 1996, Embrex filed an action for patent infringement and breach of contract against Service Engineering Corp. and a related party. The infringement action relates to a patent (the Sharma Patent) exclusively licensed to Embrex for the IN OVO injection of vaccines into an avian embryo which Embrex has incorporated into its INOVOJECT(R) egg injection systems; the breach of contract action is based on a previous infringement action by Embrex against these parties which was settled. The defendants have filed counterclaims against Embrex alleging, among other things, that Embrex violated federal law by misrepresenting the defendants' commercial activities and sought to maintain prices for IN OVO vaccinations at an artificially high level. The outcome of this litigation is uncertain and there is no assurance that Embrex will prevail on the merits or successfully defend the validity of its patent.

         In November 1996, Embrex filed an action for patent infringement against IGI, Inc. and the same related party, relating to the same patent. The defendants have asserted various affirmative defenses, including allegations of invalidity of the patent, and denied the substantive allegations in Embrex's complaint. The outcome of this litigation is uncertain and there is no assurance that Embrex will prevail on the merits or successfully defend the validity of its patent.

         In March 1997, Service Engineering Corp. and the same related party filed suit against the USDA alleging that the USDA did not follow the appropriate administrative procedures in granting to Embrex an exclusive license to the patent which is the subject of the suits described above and in subsequently extending the period of exclusivity for the license through the expiration of the patent. The plaintiffs request that the extension of the exclusive period of the license granted to Embrex be set aside. The outcome of this litigation is uncertain, and there can be no assurance that the USDA will be able to successfully defend its grant of an exclusive license to Embrex or the lengthening of the period of exclusivity thereof. Should the USDA fail to prevail in its defense of this suit, Embrex's license rights could be adversely affected.

DEPENDENCE ON KEY PERSONNEL

         Embrex's ability to develop marketable products and maintain a competitive research and technological position will depend on its ability to continue to attract and retain experienced and highly educated, scientific and management personnel and advisors. Competition for qualified employees among biotechnology companies is intense and the loss of key scientific or management personnel would adversely affect Embrex. Embrex has obtained insurance in the amount of $1,000,000 on the life of Randall L. Marcuson, its President and Chief Executive Officer, of which Embrex is the sole beneficiary. There can be no assurance that Embrex will be able to continue to attract and retain qualified staff.

SUPPORT AND MAINTENANCE REQUIREMENTS

         The Company is required to supply, support, and maintain large numbers of INOVOJECT(R) systems at its customers' hatcheries on a timely basis at a reasonable cost to the Company. There can be no assurance that the Company will be able to continue to provide such services on a cost-effective basis.

TECHNOLOGY AND COMPETITION

         The areas of technology in which Embrex is involved are subject to rapid and significant technological change. Competitors include independent companies that specialize in biotechnology as well as major chemical and pharmaceutical companies, universities, and public and private research organizations, many of which are well established and have substantially greater marketing, financial, technological and other resources than Embrex. There can be no assurance that competitors will not succeed in developing technologies and products that are more effective than any which have been or are being developed by Embrex or which would render Embrex's technology and products obsolete or non-competitive.

DEPENDENCE ON OTHERS

         Embrex plans to continue to conduct its operations with third party collaborators, licensors or licensees. While Embrex believes its present and future collaborators, licensors and licensees will have an economic motivation to succeed in performing their obligations under its agreements with them, the amount and timing of funds and other resources to be devoted under such agreements will be controlled by such other parties and are subject to financial or other difficulties that may befall such other parties. Thus, no assurance can be given that Embrex will generate any revenues from such agreements.

         Embrex does not have large scale facilities for the production of Embrex's INOVOJECT(R) system and biological products and does not plan to develop such facilities in the foreseeable future. Embrex therefore will rely principally upon relationships with contract manufacturers. There can be no assurance that manufacture and supply agreements will be maintained on terms and at costs acceptable to Embrex.

         The Company has developed a strategic relationship with a single contract manufacturer to fabricate its INOVOJECT(R) systems. While other machine fabricators exist and have contracted limited numbers of INOVOJECT(R) systems, a change in fabricators could cause a delay in manufacturing and a possible delay in the timing of future INOVOJECT(R) installations and revenues from those installations.

         The Company has granted Select Laboratories, Inc. ("Select"), a wholly-owned subsidiary of Rhone Merieux SA, exclusive rights to manufacture bursal disease vaccines containing Embrex's proprietary VNF(R) product for Embrex to market in North America, South America and Asia. Embrex also has granted Cyanamid Websters, a subsidiary of American Home Products, Inc., exclusive rights to manufacture bursal disease vaccines containing the Company's VNF(R) product to be marketed in Europe, the Middle East and Africa. Additionally, the Company has two contract suppliers of its VNF(R) product although only one of these suppliers was included in the USDA's approval for IN OVO use of BURSAPLEX(TM). The manufacture of the bursal disease vaccines being produced by Select and Cyanamid Websters and the Company's VNF(R) product generally must be performed in licensed facilities and/or under approved regulatory methods. Although there are other manufacturers who are capable of manufacturing bursal disease products and producing products such as VNF(R), a change of suppliers could adversely effect the Company's future operating results due to the time it would take a new supplier to obtain regulatory approval of its production process and/or manufacturing facilities.

ISSUANCE OF PREFERRED STOCK; SHAREHOLDER RIGHTS PLAN; ANTI-TAKEOVER EFFECTS

         The Board of Directors has the authority to issue up to 15,000,000 shares of Preferred Stock, no par value per share, in one or more series and to determine the designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, of the shares constituting any series of Preferred Stock, without any further vote or action by the shareholders. The issuance of Preferred Stock by the Board of Directors could affect the rights of the holders of Common Stock. For example, such issuance could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends and in liquidation over the Common Stock, and could (upon conversion or otherwise) enjoy all of the rights appurtenant to Common Stock. As of the date of this Prospectus, there are no issued and outstanding shares of Preferred Stock.

         The authority of the Board of Directors to issue Preferred Stock could potentially be used to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. The Board of Directors may issue the Preferred Stock without shareholder approval and with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. There are no agreements or understandings for the issuance of Preferred Stock and the Board of Directors has no present intention to issue any Preferred Stock.

         In March 1996, Embrex adopted a shareholder rights plan which could have the effect of discouraging a takeover of the Company. The rights plan, if triggered, would make it more difficult to acquire the Company by, among other things, allowing existing shareholders to acquire additional shares at a substantial discount, thus substantially inhibiting an acquiror's ability to obtain control of the Company.

INTERNATIONAL SALES AND MARKETING

         The Company intends to continue its efforts to expand its markets outside of North America. Sales outside of North America accounted for approximately 10%, 6% and 2% of the Company's consolidated revenues in fiscal 1996, 1995 and 1994, respectively. The volume and consistency of such sales is subject to economic and political conditions in the markets in which Embrex does business, which are beyond the Company's control. In addition, there is no assurance that INOVOJECT(R) will be successfully marketed outside of North America since market acceptance is often dependent on the need for drugs to be administered and on regulatory approval of IN OVO administration.


                                 USE OF PROCEEDS

         The Shares offered by the Selling Stockholders are for their own accounts and are not being sold by the Company. Accordingly, the Company will not receive any proceeds from the sale thereof. See "Plan of Distribution."

                              SELLING STOCKHOLDERS

         The Selling Stockholders acquired the Shares from Embrex in exchange for the transfer of substantially all of the assets of Agrimatic to Embrex in accordance with the Agrimatic Agreement. Pursuant to the Agreement, Embrex granted registration rights to Agrimatic with respect to the Shares. Such registration rights are transferable only to the stockholders of Agrimatic upon the liquidation of Agrimatic and distribution of the Shares to the Agrimatic stockholders.

         The following table sets forth certain information as of July 18, 1997 regarding the shares of the Company's Common Stock owned of record or known to the Company to be owned beneficially by each Selling Stockholder and as adjusted to give effect to the sale of the Shares offered hereby. The Shares are being registered to permit public secondary trading in the Shares and the Selling Stockholders may offer the Shares for resale from time to time. See "Plan of Distribution."


                                      SHARES BENEFICIALLY       NUMBER OF
 NAME OF SELLING                        OWNED PRIOR TO            SHARES           SHARES BENEFICIALLY OWNED
   STOCKHOLDER                             OFFERING (1)           OFFERED               AFTER OFFERING (1)
                                      NUMBER       PERCENT                            NUMBER           PERCENT

Agrimatic Corporation                   34,320       *               34,320               0                  *




----------------------------
*        Less than 1%
(1) Based on 8,220,046 shares of Common Stock outstanding as of June 30, 1997 and the same number of shares outstanding after the offering.

         Other than as a result of the ownership of shares of Common Stock or as set forth above, none of the Selling Stockholders has had any material relationship with the Company within the three year period ending on the date of this Prospectus.

                              PLAN OF DISTRIBUTION

         The Company is registering the Shares on behalf of the Selling Stockholders. The Company will not receive any proceeds from any sales of the Shares. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by the Company. Commissions, discounts, or other fees payable to broker-dealers, if any, attributable to the sale of Shares will be borne by the Selling Stockholders (or their donees or pledgees).

         The decision to offer and sell the Shares, and the timing and amount of any offers or sales that are made, is and will be within the sole discretion of the Selling Stockholders. Sales of Shares may be effected from time to time in transactions (which may include block transactions) on the Nasdaq National Market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholders may effect such transactions by selling Common Stock directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders and any broker-dealers that act in connection with the sale of the Common Stock might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales and any commission received by them and any profit on the resale of the shares of Common Stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. Liabilities under the federal securities laws cannot be waived.

         Because the Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to prospectus delivery requirements under the Securities Act.

         Each Selling Stockholder and any other person participating in a distribution of the Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of the Shares by, Selling Stockholders and other persons participating in a distribution of the Shares. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distribution, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

         The Company anticipates that the Registration Statement shall remain effective for a period of 90 days from the date hereof, excluding any days for which the Company has notified the Selling Stockholders to suspend use of the Prospectus. To the extent required, the specific Shares to be sold, the name of the Selling Stockholders, the purchase price, the names of any agent or broker-dealer and any applicable commission or discount with respect to a particular offering will be set forth in an accompanying Prospectus Supplement.

         The Common Stock is quoted on the Nasdaq National Market, and the Shares have been authorized for quotation on the Nasdaq National Market.

         The Company and the Selling Stockholders have agreed to indemnify each other in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

         There can be no assurance that the Selling Stockholders will sell any or all of the Shares offered by them hereunder.

                                  LEGAL MATTERS

         Certain legal matters in connection with this offering will be passed upon for the Company by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., 2500 First Union Capitol Center, Raleigh, North Carolina 27601.


                                     EXPERTS

         The consolidated financial statements of the Company incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                           FORWARD LOOKING STATEMENTS

         Information included or incorporated by reference herein contains various "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements represent the Company's judgment concerning the future and are subject to risks and uncertainties that could cause the Company's actual operating results and financial position to differ materially. Such forward looking statements can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "believe," or "continue," or the negative thereof or other variations thereof or comparable terminology.

         The Company cautions that any such forward looking statements are further qualified by important factors that could cause the Company's actual operating results to differ materially from those in the forward looking statements, including without limitation, considerations described in connection with the forward looking statements, factors set forth in this Prospectus under the caption "Risk Factors," and other cautionary elements specified in documents incorporated by reference in this Prospectus.
                                       11

                                  EMBREX, INC.

                                 31,578 SHARES

                     COMMON STOCK, PAR VALUE $.01 PER SHARE

                             ---------------------

     The shares offered hereby (the "Shares") consist of 31,578 shares (subject to adjustment as described below) of common stock, par value $.01 per share (the "Common Stock"), of Embrex, Inc., a North Carolina corporation ("Embrex" or the "Company"), reserved for issuance upon the exercise of warrants (the "Aberlyn Warrants") to purchase shares of Common Stock issued pursuant to (1) an Agreement to Issue Warrant, dated as of January 28, 1994, between the Company and Aberlyn Capital Management Limited Partnership (the "ACM Warrant Agreement") and (2) an Agreement to Issue Warrant, dated as of January 28, 1994, between the Company and Aberlyn Holding Company, Inc. (the "AHC Warrant Agreement," together with the ACM Warrant Agreement, the "Aberlyn Warrant Agreements").
See "Description of Aberlyn Warrants."

SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SHARES.

     The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "EMBX." On July 21, 1997, the last reported sale price of the Common Stock was $6.8125 per share.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------


                 THE DATE OF THIS PROSPECTUS IS _________, 1997

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") (File No. 340-19495) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         1. the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A;

         2. the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

         3.    the Company's Current Report on Form 8-K dated January 28, 1997;

         4. the description of the Company's Common Stock contained in its Registration Statement on Form 8-A as filed with the Commission on August 27, 1991;

         5. all other documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the Shares.

         Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

         Embrex hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents and information that have been incorporated by reference herein (not including exhibits thereto unless such exhibits are specifically incorporated by reference into the information incorporated herein). Such documents and information are available upon request from the Company, 1035 Swabia Court, Durham, North Carolina 27703, Attention: Investor Relations; Telephone: (919) 941-5185.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be inspected and copied at the Public Reference Facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511; copies of such materials may be obtained at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of such materials also may be obtained from the web site that the Commission maintains at http://www.sec.gov. Quotations relating to the Company's Common Stock appear on the Nasdaq National Market and such reports, proxy statements and other information concerning the Company also can be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1506.

         The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information, reference hereby is made to the Registration Statement.


                                   THE COMPANY

         Embrex was incorporated in North Carolina in May 1985 and has developed and commercialized the INOVOJECT(R) system, a proprietary, automated, in-the-egg (or "IN OVO") injection system that eliminates the need for manual vaccination of newly hatched broiler chicks. Embrex also is developing and marketing patented pharmaceutical and biological products to improve bird health, reduce bird production costs and provide other economic benefits to the poultry industry. The Company's principal executive offices are located at 1035 Swabia Court, Durham, North Carolina 27703, and its telephone number is (919) 941-5185.


                                  RISK FACTORS

         INFORMATION SET FORTH OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT, WHICH REPRESENT THE COMPANY'S REASONABLE JUDGMENT CONCERNING THE FUTURE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL OPERATING RESULTS AND FINANCIAL POSITION TO DIFFER MATERIALLY. SUCH FORWARD-LOOKING STATEMENTS ARE FURTHER QUALIFIED BY THE IMPORTANT FACTORS SET FORTH BELOW.

DEPENDENCE ON CERTAIN CUSTOMERS

         The Company's revenues are highly dependent on expenditures by the poultry producing industry. The Company's operations could be materially and adversely affected by a general economic decline in this industry. The Company has in the past derived, and may in the future derive, a significant portion of its revenues from a relatively limited number of customers. In 1996, two customers (Tyson Foods, Inc. and Perdue Farms, Inc.) accounted for approximately 33% and 11%, respectively, of the Company's consolidated revenues. The Company also has experienced such concentration in the current year and is likely to do so in future years. The loss of any such customer could materially adversely affect the Company's revenues.

POSSIBLE NEED FOR ADDITIONAL FINANCING

         From its inception in May 1985 through March 31, 1997, Embrex had cumulative operating losses (accumulated deficit) of $40.4 million. Until the first quarter of 1996, Embrex had incurred operating losses since its inception. Although the Company has been profitable since the first quarter of 1996, there can be no assurance that Embrex will continue to operate profitably.

         The ability of Embrex to attain revenues sufficient to meet its cash requirements for operations is dependent upon continued market acceptance of the INOVOJECT(R) system on lease terms acceptable to Embrex and on the successful development and commercialization of additional products. The extent of the Company's future revenues, if any, derived from INOVOJECT(R) fees is subject to many variables such as whether additional agreements for INOVOJECT(R) systems are reached, the timing of any agreements, whether existing or new installation schedules are met, and the extent to which customers use the INOVOJECT(R) system.

         Until the Company realizes revenues sufficient to satisfy its cash requirements, it will depend on its current cash and short-term investment balances and on access to external financing to meet its equipment, working capital and operating requirements. Although the Company anticipates that its existing funds, as well as revenues from operations and existing equipment financing lines, will be sufficient to sustain its existing operations for the foreseeable future, there are no assurances that such funds will be sufficient. If additional funds become necessary to sustain existing operations, the Company will be required to seek additional financing, and there can be no assurance that such financing will be obtainable or that, if available, such financing will be on terms favorable or acceptable to the Company. The Company may need additional financing in order to sustain its anticipated growth, in the event it does not generate revenues sufficient to satisfy its cash requirements for future growth. Obtaining additional financing for such purposes may be difficult or impossible, or financing may only be available on terms unfavorable or unacceptable to the Company.

EFFECT OF ECONOMIC FACTORS ON REVENUES

         The Company's revenues may be impacted by economic factors that are beyond the Company's control, such as fluctuations in the price of poultry feed and export demand for U.S. poultry products. A principal component of the Company's revenues is fees charged to customers for the number of eggs injected with the INOVOJECT(R) system. Rising poultry feed prices increase the production costs of commercial poultry producers and may cause them to reduce production which, in turn, could adversely impact the Company's revenues. Reduced demand for U.S. poultry products in markets outside the U.S. also could impact the Company's revenues adversely.

NO ASSURANCE OF MARKET ACCEPTANCE OR DEVELOPMENT OF NEW PRODUCTS

         Embrex's principal existing product, the INOVOJECT(R) system, has only been in full commercial use since 1993. The market acceptance of new technologies, including those of the Company, is subject to a number of factors, including the ability of the technology to meet the potential customers' needs more effectively than competitive products or technologies and any concerns which may be associated with the use of new technology, such as reliability and maintenance.

         In addition to the presently marketed INOVOJECT(R) system, Embrex, both itself and together with collaborators, is developing vaccines for control of viral and parasitic diseases and products for health and performance modification which are in various stages of development. These products are subject to the risks inherent in the development of products based on innovative technologies and are subject to various regulatory approval requirements.

         Embrex has developed and commercialized a new technology using its proprietary viral neutralizing factor ("VNF(R)") which permits a single dose immunization of an egg embryo for the life of the bird. The Company markets a vaccine known as BURSAPLEX(TM) (formerly known as BDA-Blen) which uses Embrex's VNF(R). The vaccine has been approved by the United States Department of Agriculture ("USDA") for IN OVO and post-hatch use. However, BURSAPLEX(TM) has not yet been accepted in the market and there is no assurance that the product will be successfully marketed even if it is shown to be effective.

         The development and commercialization of additional new products will require substantial testing and development and regulatory approval.

GOVERNMENT REGULATION AND NEED FOR REGULATORY APPROVAL

         Although the use of the INOVOJECT(R) system is not subject to regulatory approval in the U.S., the research and development activities of Embrex as well as the investigation, manufacture and sale of poultry health and performance enhancement products are subject to regulation either by the USDA or the United States Food and Drug Administration ("FDA") and state and foreign agencies. Foreign agencies also may require approval of the INOVOJECT(R) system. The process of obtaining governmental approval is costly and at the USDA generally takes from one to three years and at the FDA five or more years. There can be no assurance that any future product that Embrex may develop will be approved by the USDA, the FDA or any other regulatory agency. Delays in obtaining regulatory approval may adversely affect the marketing of any products developed by Embrex and the ability of Embrex to receive product revenues and royalties. There can be no assurance that regulatory approvals for Embrex's future products will be obtained without lengthy delays, if at all.

         In June 1997, Embrex announced that Ft. Dodge Animal Health, a division of American Home Products, indicated that Ft. Dodge Animal Health's application for British regulatory approval of its Bursamune(TM) infectious bursal disease vaccine containing Embrex's VNF(R) was provisionally refused; however, the British authority requested that further data be supplied. There can be no assurance that British regulatory approval of Bursamune(TM) will be obtained, or that there will not be a lengthy delay prior to approval.

         Moreover, Embrex is, or may become, subject to various federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices and the use and disposal of hazardous substances used in conjunction with Embrex's research work. In addition, Embrex cannot predict the extent of governmental regulations which might have an adverse effect on the production and marketing of Embrex's products.

         Embrex has entered into and intends to continue to enter into licensing or joint development agreements pursuant to which costs associated with the regulatory approval process for some products are and will be borne by the licensees or joint developers. To the extent that Embrex is unable to generate sufficient funds from operations or enter into licensing or joint development agreements to develop products, it may not have the financial resources to complete the regulatory approval process with respect to all or any of the products currently under development. Products developed by Embrex may not be marketed commercially in any jurisdiction in which required approvals have not been obtained.

PATENTS AND PROPRIETARY RIGHTS

         Certain of Embrex's products and certain of the processes by which Embrex is able to produce its products are proprietary. Embrex has ownership rights to some of the technologies employed in these processes, and some are owned by others and exclusively licensed to Embrex. Embrex believes that patent protection of materials or processes it develops and any products that may result from Embrex's and licensors' research and development efforts are important to the possible commercialization of Embrex's products. The patent position of companies such as Embrex generally is highly uncertain and involves complex legal and factual questions. To date no consistent policy has emerged regarding the breadth of claims allowed in biotechnology patents. Accordingly, there can be no assurance that patent applications relating to Embrex's products or technology will result in patents being issued or that, if issued, the patents will afford protection against competitors with similar technology. Moreover, some patent licenses held by Embrex may be terminated upon the occurrence of certain events or become non-exclusive after a specified period. In addition, companies that obtain patents claiming products or processes that are necessary for or useful to the development of Embrex's products could bring legal actions against Embrex claiming infringement. Embrex is currently not the subject of any patent infringement claim. There can be no assurance that Embrex will have the financial resources necessary to enforce any patent rights it may hold. Also, Embrex may be required to obtain licenses from others to develop, manufacture or market its products. There can be no assurance that Embrex will be able to obtain such licenses on commercially reasonable terms or that the patents underlying the licenses will be valid and enforceable.

         Embrex also relies upon unpatented, proprietary technology, and no assurance can be given that others will not independently develop substantially equivalent proprietary information or techniques or properly gain access to Embrex's proprietary technology, or disclose such technology or that Embrex can meaningfully protect its rights in such unpatented proprietary technology.

         Embrex attempts and will continue to attempt to protect its proprietary materials and processes by relying on trade secret laws and non-disclosure and confidentiality agreements with its employees and certain other persons who have access to its proprietary materials or processes or who have licensing or research arrangements with Embrex. Despite these protections, no assurance can be given that others will not independently develop or obtain access to such materials or processes or that Embrex's competitive position will not be adversely affected thereby.

         In September 1996, Embrex filed an action for patent infringement and breach of contract against Service Engineering Corp. and a related party. The infringement action relates to a patent (the Sharma Patent) exclusively licensed to Embrex for the IN OVO injection of vaccines into an avian embryo which Embrex has incorporated into its INOVOJECT(R) egg injection systems; the breach of contract action is based on a previous infringement action by Embrex against these parties which was settled. The defendants have filed counterclaims against Embrex alleging, among other things, that Embrex violated federal law by misrepresenting the defendants' commercial activities and sought to maintain prices for IN OVO vaccinations at an artificially high level. The outcome of this litigation is uncertain and there is no assurance that Embrex will prevail on the merits or successfully defend the validity of its patent.

         In November 1996, Embrex filed an action for patent infringement against IGI, Inc. and the same related party, relating to the same patent. The defendants have asserted various affirmative defenses, including allegations of invalidity of the patent, and denied the substantive allegations in Embrex's complaint. The outcome of this litigation is uncertain and there is no assurance that Embrex will prevail on the merits or successfully defend the validity of its patent.

         In March 1997, Service Engineering Corp. and the same related party filed suit against the USDA alleging that the USDA did not follow the appropriate administrative procedures in granting to Embrex an exclusive license to the patent which is the subject of the suits described above and in subsequently extending the period of exclusivity for the license through the expiration of the patent. The plaintiffs request that the extension of the exclusive period of the license granted to Embrex be set aside. The outcome of this litigation is uncertain, and there can be no assurance that the USDA will be able to successfully defend its grant of an exclusive license to Embrex or the lengthening of the period of exclusivity thereof. Should the USDA fail to prevail in its defense of this suit, Embrex's license rights could be adversely affected.

DEPENDENCE ON KEY PERSONNEL

         Embrex's ability to develop marketable products and maintain a competitive research and technological position will depend on its ability to continue to attract and retain experienced and highly educated, scientific and management personnel and advisors. Competition for qualified employees among biotechnology companies is intense and the loss of key scientific or management personnel would adversely affect Embrex. Embrex has obtained insurance in the amount of $1,000,000 on the life of Randall L. Marcuson, its President and Chief Executive Officer, of which Embrex is the sole beneficiary. There can be no assurance that Embrex will be able to continue to attract and retain qualified staff.

SUPPORT AND MAINTENANCE REQUIREMENTS

         The Company is required to supply, support, and maintain large numbers of INOVOJECT(R) systems at its customers' hatcheries on a timely basis at a reasonable cost to the Company. There can be no assurance that the Company will be able to continue to provide such services on a cost-effective basis.

TECHNOLOGY AND COMPETITION

         The areas of technology in which Embrex is involved are subject to rapid and significant technological change. Competitors include independent companies that specialize in biotechnology as well as major chemical and pharmaceutical companies, universities, and public and private research organizations, many of which are well established and have substantially greater marketing, financial, technological and other resources than Embrex. There can be no assurance that competitors will not succeed in developing technologies and products that are more effective than any which have been or are being developed by Embrex or which would render Embrex's technology and products obsolete or non-competitive.

DEPENDENCE ON OTHERS

         Embrex plans to continue to conduct its operations with third party collaborators, licensors or licensees. While Embrex believes its present and future collaborators, licensors and licensees will have an economic motivation to succeed in performing their obligations under its agreements with them, the amount and timing of funds and other resources to be devoted under such agreements will be controlled by such other parties and are subject to financial or other difficulties that may befall such other parties. Thus, no assurance can be given that Embrex will generate any revenues from such agreements.

         Embrex does not have large scale facilities for the production of Embrex's INOVOJECT(R) system and biological products and does not plan to develop such facilities in the foreseeable future. Embrex therefore will rely principally upon relationships with contract manufacturers. There can be no assurance that manufacture and supply agreements will be maintained on terms and at costs acceptable to Embrex.

         The Company has developed a strategic relationship with a single contract manufacturer to fabricate its INOVOJECT(R) systems. While other machine fabricators exist and have contracted limited numbers of INOVOJECT(R) systems, a change in fabricators could cause a delay in manufacturing and a possible delay in the timing of future INOVOJECT(R) installations and revenues from those installations.

         The Company has granted Select Laboratories, Inc. ("Select"), a wholly-owned subsidiary of Rhone Merieux SA, exclusive rights to manufacture bursal disease vaccines containing Embrex's proprietary VNF(R) product for Embrex to market in North America, South America and Asia. Embrex also has granted Cyanamid Websters, a subsidiary of American Home Products, Inc., exclusive rights to manufacture bursal disease vaccines containing the Company's VNF(R) product to be marketed in Europe, the Middle East and Africa. Additionally, the Company has two contract suppliers of its VNF(R) product although only one of these suppliers was included in the USDA's approval for IN OVO use of BURSAPLEX(TM). The manufacture of the bursal disease vaccines being produced by Select and Cyanamid Websters and the Company's VNF(R) product generally must be performed in licensed facilities and/or under approved regulatory methods. Although there are other manufacturers who are capable of manufacturing bursal disease products and producing products such as VNF(R), a change of suppliers could adversely effect the Company's future operating results due to the time it would take a new supplier to obtain regulatory approval of its production process and/or manufacturing facilities.

ISSUANCE OF PREFERRED STOCK; SHAREHOLDER RIGHTS PLAN; ANTI-TAKEOVER EFFECTS

         The Board of Directors has the authority to issue up to 15,000,000 shares of Preferred Stock, no par value per share, in one or more series and to determine the designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, of the shares constituting any series of Preferred Stock, without any further vote or action by the shareholders. The issuance of Preferred Stock by the Board of Directors could affect the rights of the holders of Common Stock. For example, such issuance could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends and in liquidation over the Common Stock, and could (upon conversion or otherwise) enjoy all of the rights appurtenant to Common Stock. As of the date of this Prospectus, there are no issued and outstanding shares of Preferred Stock.

         The authority of the Board of Directors to issue Preferred Stock could potentially be used to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. The Board of Directors may issue the Preferred Stock without shareholder approval and with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. There are no agreements or understandings for the issuance of Preferred Stock and the Board of Directors has no present intention to issue any Preferred Stock.

         In March 1996, Embrex adopted a shareholder rights plan which could have the effect of discouraging a takeover of the Company. The rights plan, if triggered, would make it more difficult to acquire the Company by, among other things, allowing existing shareholders to acquire additional shares at a substantial discount, thus substantially inhibiting an acquiror's ability to obtain control of the Company.

INTERNATIONAL SALES AND MARKETING

         The Company intends to continue its efforts to expand its markets outside of North America. Sales outside of North America accounted for approximately 10%, 6% and 2% of the Company's consolidated revenues in fiscal 1996, 1995 and 1994, respectively. The volume and consistency of such sales is subject to economic and political conditions in the markets in which Embrex does business, which are beyond the Company's control. In addition, there is no assurance that INOVOJECT(R) will be successfully marketed outside of North America since market acceptance is often dependent on the need for drugs to be administered and on regulatory approval of IN OVO administration.


                                 USE OF PROCEEDS

         In the event that the holders of the Aberlyn Warrants elect to exercise the Aberlyn Warrants in whole or in part, the Company anticipates that the proceeds (which are not determinable at this time since the exercise price is subject to adjustment from time to time under the terms of the Aberlyn Warrants) would be used for working capital and other general corporate purposes.

                         DESCRIPTION OF ABERLYN WARRANTS

         In connection with capital lease financing arrangements which Embrex entered in 1994 with Aberlyn Capital Management Limited Partnership ("Aberlyn") to fund construction of INOVOJECT(R) systems, Embrex agreed to issue the Aberlyn Warrants to Aberlyn and its affiliate. An aggregate of 31,578 shares of Common Stock are issuable under the Aberlyn Warrants. Initially, the Aberlyn Warrants were exercisable at a price of $9.50 per share for a period of five years. The Aberlyn Warrants contain anti-dilution adjustment provisions which provide for reductions, which could be significant in certain circumstances, in the exercise price of the Aberlyn Warrants upon the occurrence of certain events, including the issuance of shares of Common Stock of the Company for a price below the exercise price of the Aberlyn Warrants then in effect. The Aberlyn Warrants also provide for changes in the number of shares of Common Stock purchasable upon exercise of the Aberlyn Warrants upon the occurrence of certain extraordinary events, including the issuance of a stock dividend and the occurrence of a stock split or reverse stock split, and for adjustment in the type of securities issuable upon exercise of the Aberlyn Warrants to reflect any changes in the Common Stock. The Registration Statement of which this Prospectus is a part covers both the shares originally issuable under the Aberlyn Warrants and, pursuant to Rule 416 under the Securities Act, any additional shares issuable as a result of the events described in this paragraph.

         This description of the Aberlyn Warrants is a summary of their principal terms and does not purport to be complete. Reference is made to the Aberlyn Warrant Agreements, under which the Aberlyn Warrants were issued, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference" and "Available Information."

                              PLAN OF DISTRIBUTION

         The Company is registering the Shares for issuance to the holders of the Aberlyn Warrants upon exercise of the Aberlyn Warrants. The Shares currently are reserved for issuance by Embrex. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by the Company.

         The Company anticipates that the Common Stock issuable upon exercise of the Aberlyn Warrants will be authorized for quotation on the Nasdaq National Market.

         Under the Aberlyn Warrant Agreements, the Company and the holders of the Aberlyn Warrants have agreed to indemnify each other against certain liabilities arising under the Securities Act.

         The Company anticipates that the Registration Statement shall remain effective for a period of 90 days from the date hereof, excluding any days for which the Company notifies the holders of the Aberlyn Warrants to suspend use of the Prospectus.


                                  LEGAL MATTERS

         Certain legal matters in connection with this offering will be passed upon for the Company by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., 2500 First Union Capitol Center, Raleigh, North Carolina 27601.


                                     EXPERTS

         The consolidated financial statements of the Company incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                           FORWARD LOOKING STATEMENTS

         Information included or incorporated by reference herein contains various "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements represent the Company's judgment concerning the future and are subject to risks and uncertainties that could cause the Company's actual operating results and financial position to differ materially. Such forward looking statements can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "believe," or "continue," or the negative thereof or other variations thereof or comparable terminology.

         The Company cautions that any such forward looking statements are further qualified by important factors that could cause the Company's actual operating results to differ materially from those in the forward looking statements, including without limitation, considerations described in connection with the forward looking statements, factors set forth in this Prospectus under the caption "Risk Factors," and other cautionary elements specified in documents incorporated by reference in this Prospectus.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table shows the estimated expenses of the issuance and distribution of the securities offered hereby.

           SEC Registration Fee........................  $   155.77
           Legal Fees and Expenses.....................   10,000.00
           Accounting Fees and Expenses................    7,500.00
           Printing and Engraving Expenses.............      750.00
           Miscellaneous Expenses......................      100.00
               Total                                      ---------
                                                         $18,505.77


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or non-statutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with the proceeding (including attorneys' fees), but no such indemnification may be granted unless such director, officer, agent or employee
(i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (2) that in all other cases his conduct at least was not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with the proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with the proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

         In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina Business Corporation Act permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorneys' fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The Company's bylaws provide for indemnification to the extent provided by North Carolina law, except that in the event of an action or suit by or in the right of the Company, (a) a person may be indemnified only to the extent of expenses (including attorneys' fees) reasonably incurred by him in connection with the defense or settlement thereof and not for any judgments, fines or amounts paid in settlement and (b) no indemnification may be made in respect of any claim, issue or matter as to which a person was adjudged to be liable for negligence or misconduct in the performance of his duties, except as such indemnification is determined to be proper by a court. Accordingly, the Company may indemnify its directors, officers, employees and agents in accordance with either the statutory or non-statutory standard.

         Sections 55-8-52 and 55-8-56 of the North Carolina Business Corporation Act require a corporation, unless its articles of incorporation (unlike the Company's) provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

         Finally, Section 55-8-57 of the North Carolina Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party. The Company's directors and officers are currently covered under directors' and officers' insurance policies maintained by the Company.

         As permitted by North Carolina law, the Company's Articles of Incorporation limit the personal liability of directors for monetary damages for breaches of duty as a director provided that such limitation will not apply to
(i) acts or omissions not made in good faith that the director at the time of the breach knew or believed were in conflict with the best interests of the Company, (ii) any liability for unlawful distributions under N.C. Gen. Stat.
Section 55-8-33, (iii) any transaction from which the director derived an improper personal benefit or (iv) acts or omissions occurring prior to the date the provision became effective.

ITEM 16. EXHIBITS

         The following documents (unless indicated) are filed herewith and made a part of this Registration Statement.

Exhibit
  No.             Description

4.01(1)        Specimen Common Stock Certificate

4.02(2)        Restated Articles of Incorporation

4.03(3)        Articles of Amendment to Restated Articles of Incorporation

4.04(4)        Bylaws

4.05           Terms of registration rights granted by Embrex to Agrimatic
               Corporation

5.01           Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan,
               L.L.P.

23.01          Consent of Ernst & Young LLP

23.02 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.01 hereto)

24.01          Powers of Attorney (included on the signature page hereof)

(1) Exhibit to the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1996, as amended by Form 10-K/A, and incorporated herein by reference.

(2) Exhibit to the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1991 and incorporated herein by reference.

(3) Exhibit to the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 and incorporated herein by reference.

(4) Exhibit to the Company's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (Registration No. 33-42482) effective November 7, 1991 and incorporated herein by reference.

ITEM 22. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on July 17, 1997.

                                  EMBREX, INC.


                                  By:   /s/ Randall L. Marcuson
                                        Randall L. Marcuson
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall L. Marcuson and Don T. Seaquist and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on July
17, 1997 in the capacities indicated.



         SIGNATURE                                      TITLE



  /s/ Randall L. Marcuson        President, Chief Executive Officer and Director
Randall L. Marcuson

  /s/ Don T. Seaquist            Vice President, Finance and Administration
Don T. Seaquist                  (Principal Financial and Accounting Officer)

  /s/ Charles E. Austin          Chairman of the Board of Directors
Charles E. Austin

  /s/ Lester M. Crawford         Director
Lester M. Crawford

  /s/ Stephen Hartogensis        Director
Stephen Hartogensis

  /s/ Kenneth N. May             Director
Kenneth N. May

  /s/ Arthur M. Pappas           Director
Arthur M. Pappas

                                INDEX TO EXHIBITS


EXHIBIT           DESCRIPTION
NUMBER            OF EXHIBIT

4.01(1)           Specimen Common Stock Certificate

4.02(2)           Restated Articles of Incorporation

4.03(3)           Articles of Amendment to Restated Articles of Incorporation

4.04(4)           Bylaws

4.05              Terms of registration rights granted by Embrex to Agrimatic
                  Corporation

5.01              Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                  Jernigan, L.L.P.

23.01             Consent of Ernst & Young LLP

23.02 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.01 hereto)

24.01             Powers of Attorney (included on the signature page hereof)

(1) Exhibit to the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1996, as amended by Form 10-K/A, and incorporated herein by reference.

(2) Exhibit to the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1991 and incorporated herein by reference.

(3) Exhibit to the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995 and incorporated herein by reference.

(4) Exhibit to the Company's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (Registration No. 33-42482) effective November 7, 1991 and incorporated herein by reference.